Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Hexcel Corporation on Form S-3 (No. 333-107432 and No. 333-103664) and Form S-8 (No. 333-104158, No. 333-104159, No. 104160, No. 333-01225, No. 333-31125, No. 333-36099, No. 333-36163, No. 333-57223, No. 333-83745, No. 333-83747, No. 333-46472, No. 333-46476, No. 333-46626, No. 333-67944, No. 333-67946, No. 333-90060, No. 333-90062, and No. 333-85196) of our report dated March 10, 2005 relating to the financial statements of BHA Aero Composite Parts Co., Ltd. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to BHA Aero Composite Parts Co., Ltd.’s ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 2004.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.

Beijing, China
March 10, 2005